Exhibit 99.1

Grubb & Ellis
HEALTHCARE REIT

YEAR-END UPDATE

2007


Lima Medical Office Portfolio

As we enter 2008, this is a good time to reflect on and review a year of accomplishments for Grubb & Ellis Healthcare REIT. Not only did we end the year raising more than 10 percent of the offering, Grubb & Ellis Healthcare REIT is now established as the only public non-traded REIT that focuses on the fast-growing healthcare industry sector.

As of 12/31/07, Grubb & Ellis Healthcare REIT had completed 20 acquisitions totaling 49 buildings in 12 different states. These purchases are broken down into the following asset classes: medical office: 60 percent; hospital: 16 percent; senior housing facilities: 13 percent and office: 11 percent.

The REIT is also well positioned for 2008 with a bigger brand name—Grubb & Ellis Healthcare REIT, Inc. By adding one of the most recognizable names in the industry, Grubb & Ellis Healthcare REIT now enjoys increased awareness in the real estate market. With a diverse network of broker-dealers offering our products, we eagerly anticipate the coming year.

Grubb & Ellis Healthcare REIT 2007 Accomplishments:

- More than $211 million of equity raised
- More than 150 selling agreements with FINRA broker-dealers
- Stronger brand name to reflect the new sponsor
- 20 acquisitions, in excess of $400 million
- Diversified portfolio of healthcare real estate assets including medical office buildings, hospitals, nursing homes and assisted living facilities
- Portfolio of 49 buildings totaling more than 2.2 million square feet of gross leasable area in 12 states
- $80 million secured revolving line of credit established with LaSalle Bank and KeyBank
- Focused approach to building stockholder value by strengthening regional portfolios as well as acquiring assets with growth potential at attractive capitalization rates
- Added Grubb & Ellis world class property management

FROM THE CEO

It's official! On December 7, 2007, the merger between Grubb & Ellis Company and NNN Realty Advisors, Inc. was completed. This exciting event combines one of the largest and most recognized commercial real estate service providers with one of the most innovative and successful sponsors of real estate investment programs. As the new Grubb & Ellis celebrates its 50th Anniversary in 2008, our organization is well situated with the resources, vision and leadership to excel as a premier full-service commercial real estate services and investment firm in the industry.

We thank you for your continued trust and confidence in Grubb & Ellis Healthcare REIT, Inc.



Scott D. Peters
Chairman, President and CEO
Grubb & Ellis Healthcare REIT, Inc.

Grubb & Ellis
HEALTHCARE REIT

2007 Acquisitions

Healthcare is an essential industry with strong long-term fundamentals

As a nation, America is growing—and growing older, with the population expanding and the baby boomers entering their 60s. New medical techniques are fueling fresh demand for healthcare, which is expected to account for 20 percent of the U.S. economy by 2015.[1]

The American Hospital Association expects baby boomers to "reshape the healthcare system forever." Boomers, in particular, are expected to use more healthcare resources per person than past generations because they are living longer and managing more complex conditions.[2]

Echo boomers, (the children of the baby boomers), will also drive demand for medical care in the future. According to a University of New Hampshire study, many echo boomers are now "on the path toward chronic health diseases."[3]

The number of physician visits has been increasing for all populations—by 34 percent over the last decade. By 2030, there will be nearly twice as many adult physician visits as there were in 2004, and boomers will account for more than four of every 10 of these visits.[4]

[1] "When I'm 64: How the Boomers Will Change Health Care," 2007.

[2] FCG projections based on J. Wolff, et al. "Prevalance, Expenditures, and Complications of Multiple Chronic Conditions in the Elderly," Archives of Internal Medicine, 2002: 162:2269-2276

[3] "Nutrition in Health & Well Being Study," University of New Hampshire, June 14, 2007.

[4] FCG projections based on National Center for Health Statistics, National Ambulatory Care Survey 2004, June 2006.


The Gallery Professional Building St. Paul, MN
Square Feet: 105,000
Acquired: March 2007
Highlands Ranch Healthcare Plaza Highlands Ranch, CO
Square Feet: 80,000
Acquired: December 2007
St. Mary Physicians Center Long Beach, CA
Square Feet: 67,000
Acquired: September 2007
Tucson Medical Office Portfolio Tucson, AZ
Square Feet: 111,000
Acquired: November 2007
Thunderbird Medical Plaza Glendale, AZ
Square Feet: 110,000
Acquired: May 2007

2007 INVESTOR UPDATE Southpointe Office Parke & Epler Parke I Indianapolis, IN Square Feet: 97,000 Acquired January 2007 Kokomo Medical Office Park Kokomo, IN Square Feet: 87,000 Acquired August 2007 Lima Medical Office Portfolio Lima, OH Square Feet: 193,000 Acquired: December 2007Park Place Office Park Dayton, OH Square Feet: 133,000 Acquired: December 2007 2750 Monroe Blvd. Valley Forge, PA Square Feet: 106,000 Acquired: September 2007 Crawfordsville Medical Office Park & Athens Surgery Center Crawfordsville, IN Square Feet: 29,000 Acquired: January 2007 Chesterfield Rehabilitation Center Chesterfield, MO Square Feet: 112,000 Acquired: December 2007 1 and 4 Market Exchange Columbus, OH Square Feet: 116,000 Acquired: August 2007 Gwinnett Professional Center Lawrenceville, GA Square Feet: 60,000 Acquired: July 2007 Lenox Office Park Building G Memphis, TN Square Feet: 99,000 Acquired: March 2007 Northmeadow Medical Center Roswell, GA Square Feet: 51,000 Acquired: November 2007 East Florida Senior Care Portfolio Jacksonville, Winter Park & Sunrise, FL Square Feet: 355,000 Acquired: September 2007 Yorktown Medical Center & Shakerag Medical Center Fayette County, GA Square Feet: 115,000 Acquired: May 2007 Triumph Hospital Portfolio Houston, TX Square Feet: 151,000 Acquired: June 2007 Commons V Medical Office Building Naples, FL Square Feet: 55,000 Acquired: April 2007

PROPERTY HIGHLIGHT Lima Medical Office Portfolio Situated on the campus of St. Rita’s Medical Center, the Lima Medical Office Portfolio consists of condominiums located in six medical office buildings totaling approximately 193,000 square feet of gross leasable area. Five buildings in the portfolio are located within close proximity to one another on the campus, while the other building is located less than one mile away. The property is currently 80 percent leased. St. Rita’s Medical Center is a comprehensive healthcare facility that serves a 10-county area in northwestern Ohio. With nearly 4,000 employees, it is Allen County’s largest employer and the largest hospital in a 70-mile radius. St. Rita’s Medical Center is a part of Catholic Healthcare Partners (CHP), one of the largest not-for-profit health systems in the country and the largest in Ohio. Grubb & Ellis HEALTHCARE REIT (877) 888-7348 www.gbe-reits.com 2007 INVESTOR UPDATE 2007 was a year to remember in many ways, but never more so than in the commercial real estate industry Jeffrey T. Hanson President and Chief Investment Officer Grubb & Ellis Realty Investors, LLC Perhaps the most compelling story during 2007 was the disruption in the debt markets. Led by the commercial mortgage-backed security (CMBS) secondary markets, debt spreads moved widely and quickly beginning in the third quarter of the year. Unlike many of our competitors, however, Grubb & Ellis Healthcare REIT is weathering the debt storm nicely. We believe that’s because the REIT is in the fortunate position of being a relatively low-leverage borrower and thus has been spared much of the ill-effects associated with the debt market shake-up. The REIT has compensated by utilizing debt that has been less affected by the credit crunch, including bank debt, our secured revolving line of credit and long-term secured financing from non-CMBS sources such as life insurance companies. This newsletter contains forward-looking statements. Any forward-looking statements are based upon the current beliefs and expectations of management and involve risks, uncertainties and other factors that may cause the actual results or performance of the company and its affiliates to be materially different from any future results or performance expressed or implied by such forward-looking statements. The material in this newsletter does not constitute an offer to sell, nor a solicitation of an offer to buy the securities described herein. Such an offering is made only by prospectus. Therefore, this material must be accompanied or preceded by a prospectus. You should carefully review the risk factor disclosure of any investment prospectus and consult with your advisor before investing. Grubb & Ellis Securities, Inc., member FINRA/SIPC, is the dealer-manager for the Grubb & Ellis Healthcare REIT offering. As of 12/31/07.